UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2020

Date of Report (Date of earliest event reported)

                  Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, at the Lincoln National Corporation (“Company”) 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), the Company’s shareholders approved the Lincoln National Corporation 2020 Incentive Compensation Plan (the “2020 Plan”).

The 2020 Plan has a ten-year term, and provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and other stock related awards, and performance or annual incentive awards to all employees, including officers, non-employee directors, agents, brokers and consultants of the Company and its subsidiaries, as the 2020 Plan administrator may determine.  The 2020 Plan will be administered by the Compensation Committee of the Company’s Board of Directors, who will determine the terms and conditions of each award as set forth in a written award agreement. 5,200,000 shares of the Company’s common stock are authorized for issuance under the 2020 Plan.

The material terms and conditions of the 2020 Plan are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2020, at pages 67-75.  The description of the 2020 Plan contained herein is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s 2020 Annual Meeting was held on June 11, 2020.  Shareholders voted as follows on the matters presented for a vote.

Item 1.   Election of Directors

The ten nominees for election to the Board of Directors were elected, each for a term expiring at the Company’s 2021 annual meeting of shareholders, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Deirdre P. Connelly	142,015,164	6,019,773	273,439	20,263,743
William H. Cunningham	137,078,764	10,958,905	270,708	20,263,743
Dennis R. Glass	143,482,660	4,487,069	338,647	20,263,743
George W. Henderson, III	138,318,018	9,694,799	295,559	20,263,743
Eric G. Johnson	130,784,466	17,213,591	310,319	20,263,743
Gary C. Kelly	141,050,712	6,957,895	299,769	20,263,743
M. Leanne Lachman	132,508,890	15,507,350	292,136	20,263,743
Michael F. Mee	131,407,555	16,587,674	313,147	20,263,743
Patrick S. Pittard	134,867,517	13,147,944	292,916	20,263,743
Lynn M. Utter	145,984,666	2,035,190	288,520	20,263,743

Item 2.   Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2020 was approved based on the following votes:

For	Against	Abstentions
155,515,572	12,847,870	208,678

There were no broker non-votes for this item.

Item 3.   Advisory Resolution on Executive Compensation

The proposal to approve an advisory resolution regarding the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2020 Proxy Statement, was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
120,613,635	26,861,083	833,509	20,263,893

Item 4.  Approval of Lincoln National Corporation 2020 Incentive Compensation Plan

The proposal to approve the 2020 Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
135,890,799	11,643,526	773,901	20,263,893

Item 5.   Non-Binding Shareholder Proposal Regarding Amending Special Shareholder Meeting Right

The non-binding shareholder proposal to amend the Company’s special shareholder meeting right to remove the one-year stock holding requirement was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
13,049,901	134,641,504	616,971	20,263,743

Item 6.   Non-Binding Shareholder Proposal Regarding Independent Board Chairman

The non-binding shareholder proposal to amend the Company’s corporate governance documents to require an independent board chairman was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
35,601,277	112,131,801	575,299	20,263,743

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1*	Lincoln National Corporation 2020 Incentive Compensation Plan, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 12, 2020.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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* This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date:  June 15, 2020